Exhibit 4.7.1

Dated 23 October 2015

EIGHTHONE CORP.

-and-

DVB BANK SE

as Lender

-and-

DVB BANK SE

as Agent and Security Trustee

_____________________________________________________

SUPPLEMENTAL AGREEMENT

_____________________________________________________

in relation to a Loan Agreement

dated 12 January 2015

INCE & CO

Piraeus

Index

Clause	Page No

1	INTERPRETATION	2

2	AGREEMENT OF THE BANKS	3

3	CONDITIONS PRECEDENT	3

4	REPRESENTATIONS AND WARRANTIES	4

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS	5

6	FURTHER ASSURANCES

7	FEES	6

8	NOTICES	6

9	SUPPLEMENTAL	6

10	LAW AND JURISDICTION	6

THIS AGREEMENT is made on 23 October 2015

BETWEEN

(1)	EIGHTHONE CORP. as Borrower;
(2)	DVB BANK SE as Lender; and
(3)	DVB BANK SE as Agent and Security Trustee.

BACKGROUND

(A)	Pursuant to a Loan Agreement dated 12 January 2015 made between the parties hereto the Lender has made available to the Borrower a loan of up to USD21,000,000.

(B)	The Borrower has asked the Banks to agree to (a) a transfer of all of the issued shares of the Borrower and (b) certain amendments to the Loan Agreement.
(C)

This Agreement sets out the terms and conditions on which the Banks agree, with effect on and from the Effective Date, at the request of the Borrower, to a transfer of all of the issued shares of the Borrower and to make certain amendments to the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION
1.1

Defined expressions. Words and expressions defined in the Loan Agreement and the other Security Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date”  means the Banking Day on which all the conditions precedent referred to in Clause 3.1 have been fulfilled by the Borrower;

“Loan Agreement” means the Loan Agreement dated 12 January 2015 made between the Borrower and the Banks and referred to in Recital (A);

“New Guarantee” means the guarantee of the obligations of the Borrower under the Loan Agreement and the Security Documents required to be executed by the New Guarantor in favour of the Security Trustee in such form as the Agent and the Majority Lenders may agree;

“New Guarantor” means Pyxis Tankers Inc., a company incorporated in the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 or such successor as may be permitted pursuant  to the New Guarantee;

“New Security Documents”  means together:

(a)	the New Guarantee; and
(b)	the New Shares Pledge;

and, in the singular, means either of them; and

“New Shares Pledge”  means the pledge of the issued shares of and in the Borrower to be executed by the New Guarantor in favour of the Security Trustee in such form as the Agent and the Majority Lenders may require in their sole discretion.

1.3	Application of construction and Interpretation provisions of Loan Agreement. Clause 1.2 of the Loan Agreement applies, with any necessary modifications, to this Agreement.
2	AGREEMENT OF THE BANKS
2.1	Agreement. The Banks, relying upon each of the representations and warranties in Clause 4, agree:
(a)

to the transfer of all of the issued shares of the Borrower to the New Guarantor and to this effect, the release of the Shares Pledge and the return to the Corporate Guarantor of the share certificate representing all the shares of and in the Borrower so that such transfer be effected;

(b)	to the release of the Corporate Guarantor from its obligations under the Corporate Guarantee and the Shares Pledge; and
(c)

to the amendments to the Loan Agreement set out in Clause 5.1 on condition that the Agent, or its authorised representative, has received the documents and evidence specified in Clause 3.1 in form and substance satisfactory to the Agent.

3	CONDITIONS PRECEDENT
3.1	Conditions precedent. The conditions referred to in Clause 2.1 are that the Agent, or its authorized representative, shall have received the following documents:
(a)	Corporate documents

Certified copies of all documents which evidence or relate to the constitution of the Borrower and the New Guarantor and their current corporate existence;

(b)	Corporate authorities
(i)

Certified copies of resolutions of the directors of the Borrower and the New Guarantor approving such of this Agreement and New Security Documents to which the Borrower or the New Guarantor is a party and authorising the execution and delivery thereof and performance of the Borrower’s or the New Guarantor’s obligations thereunder, duly certified by an officer of such Security Party as having been duly passed at a duly convened meeting of the directors of such Security Party and not having been amended, modified or revoked and being in full force and effect; and

(ii)	originals of any powers of attorney issued by the Borrower and the New Guarantor pursuant to such resolutions;
(c)	Certificate of incumbency

a list of directors and officers of the Borrower and the New Guarantor specifying the names and positions of such persons, certified by an officer of such Security Party to be true, complete and up to date;

(d)	New Security Documents

the New Security Documents duly executed and delivered;

(e)	Share ownership

evidence acceptable to the Agent:

(i)	that the New Guarantor is the legal and beneficial owner of all of the issued shares of and in the Borrower; and
(ii)	of the capital/shareholding structure, beneficial ownership and control of the New Guarantor prior to an IPO;
(f)	Laws of the Marshall Islands: opinion

an opinion of Messrs Reeder & Simpson, special legal advisers to the Banks on the laws of the Marshall Islands;

(g)	Endorsement and separate confirmation letter

the endorsement at the end of this Agreement signed by Pyxis Maritime Corp. and the separate confirmation letter signed by International Tanker Management Limited;

(h)	Agent for service of process

documentary evidence that the agent for service of process named in clause 19.2 of the Loan Agreement has accepted its appointment;

(i)	“Know your customer” documents

such information and documentation as the Banks may require in order to comply with all necessary “Know Your Customer” or similar identification procedures in relation to the New Guarantor prior to an IPO ; and

(j)	Further opinions, etc

any further opinions, consents, agreements and documents in connection with this Agreement and the Security Documents which the Agent may request by notice to the Borrower prior to the Effective Date.

3.2

Waiver of conditions precedent.  If the Banks, at their discretion, agree to amend the Loan Agreement before certain of the conditions referred to in Clause 3.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Banking Days after the amendment.

4	REPRESENTATIONS AND WARRANTIES
4.1

Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to each Bank that the representations and warranties in Clause 7 of the Loan Agreement, as amended and supplemented by this Agreement or otherwise as contemplated in this Agreement and updated with appropriate modifications to refer to this Agreement, will be true and not misleading if repeated on the Effective Date with reference to the circumstances then existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS
5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	by adding in Clause 1.2 thereof each of the definitions in Clause 1.2 of this Agreement (other than the definitions of “Loan Agreement” and “Effective Date”);
(b)	by deleting in Clause 1.2 thereof the definition of “IPO” and replacing it with the following:

““IPO” means any initial registered public offering, public listing, merger or reverse takeover transaction, floatation or similar public offering on any stock exchange in respect of the New Guarantor;”

(c)	by deleting Clause 8.1.28 thereof and replacing it with the following:

“8.1.28 Transactions with associated companies

Except under the Management Agreements and/or in the ordinary course of business and as may be otherwise agreed by the Agent and the Borrower, not enter into any transactions with the Corporate Guarantor or any other Security Party, other than on arm’s length terms, and the Borrower shall keep its activities entirely separate in all respects from those of other Security Parties and shall not co-mingle its assets, nor become liable for any third party obligations (other than pursuant to any applicable law) or encumber its rights under this Agreement;”;

(d)

by construing all references to (a) the “Corporate Guarantee”, (b) the “Corporate Guarantor” and (c) the “Shares Pledge” respectively throughout the Loan Agreement as references to, respectively, (a) the New Guarantee, (b) the New Guarantor and (c) the New Shares Pledge; and

(e)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
5.2

Amendments to Security Documents. With effect on and from the Effective Date each of the Security Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended so that the definition of, and references throughout each of the Security Documents to, the Loan Agreement shall be construed as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.3	Security Documents to remain in full force and effect.

The Security Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Security Documents contained or referred to in Clauses 5.1 and 5.2; and
(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Expenses
6.1	Expenses. The provisions of Clauses 5.3, 5.4 and 5.5 of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
7	NOTICES
7.1

General.  The provisions of Clause 17 (Notices and other matters) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	SUPPLEMENTAL
8.1	Counterparts. This Agreement may be executed in any number of counterparts.
8.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
9	LAW AND JURISDICTION
9.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
9.2

Incorporation of the Loan Agreement provisions.  The provisions of Clauses 18 (Governing Law) and 19 (Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

SIGNED as a deed by Konstantinos Lytras	)	/s/ Konstantinos Lytras
for and on behalf of	)
EIGHTHONE CORP.	)
(as Borrower under and pursuant to	)
a power of attorney dated 12 October 2015))

SIGNED by Ronan Le Du	)	/s/ Ronan Le Du
for and on behalf of	)
DVB BANK SE	)
(as Lender))

SIGNED by Ronan Le Du	)	/s/ Ronan Le Du
for and on behalf of	)
DVB BANK SE	)
(as Agent and Security Trustee))

Witness to all the above	)	/s/ Robin Parry
Signatures:	)
Name: Robin Parry
Address:
47-49 Akti Miaouli
Piraeus
Greece

We on this 23 day of October 2015 hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Supplemental Agreement and agree in all respects to the same and confirm that the Security Documents to which we are respectively a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement (as amended by the Supplemental Agreement) and shall, without limitation, secure the Loan.

/s/Valentios Valentis

for and on behalf of
PYXIS MARITIME CORP.